Exhibit (d)(37)(c)

AMENDMENT TO THE

SUBADVISORY FEE WAIVER AGREEMENT FOR

PACIFIC FUNDSSM LARGE-CAP

OF PACIFIC FUNDS SERIES TRUST

This AMENDMENT to the Subadvisory Fee Waiver Agreement (the “Amendment”), by and between Pacific Life Fund Advisors LLC (the “Investment Adviser”), Rothschild Asset Management Inc. (the “Subadviser”) and Pacific Funds Series Trust (the “Trust”), on behalf of Pacific FundsSM Large-Cap, a series fund of the Trust (the “Fund”), is effective as of August 1, 2017.

WHEREAS, the Trust, the Investment Adviser and the Subadviser (collectively, the “Parties”) entered into a Subadvisory Fee Waiver Agreement dated January 11, 2016 (the “Agreement”); and

WHEREAS, the Parties mutually desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

1.	Section II (Term and Termination of Agreement), subsection A, of the Agreement are hereby deleted and replaced with the following:

A.	This Agreement shall have a term commencing on August 1, 2017 and ending July 31, 2018.

2.	Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorized and their respective corporate seals be hereunto affixed, as of the day and year first above written.

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Senior Vice President		Title: VP & Assistant Secretary

ROTHSCHILD ASSET MANAGEMENT INC.

By:	/s/ Michael J. Woods	By:

	Name: Michael J. Woods		Name:
	Title: CEO		Title:

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: SVP, Fund Advisor Operations		Title: VP & Assistant Secretary